Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
DBM Global Intermediate Holdco Inc.	Delaware
HC2 Holdings 2, Inc.	Delaware
HC2 International Holding, Inc.	Delaware
Schuff Merger Sub, Inc.	Delaware

Subsidiaries of DBM Global Intermediate Holdco Inc., HC2 Holdings 2, Inc. and HC2 International Holding, Inc., are listed below. All subsidiaries are wholly-owned by their respective parent, except where otherwise indicated.

SUBSIDIARIES OF DBM GLOBAL INTERMEDIATE HOLDCO INC.

Subsidiary	Jurisdiction of Organization
DBM Global Inc. (92.48%)	Delaware
CB-Horn Holdings, Inc.	Delaware
GrayWolf Industrial, Inc.	Delaware
Inco Services, Inc.	Georgia
M. Industrial Mechanical, Inc.	Delaware
Midwest Environmental, Inc.	Kentucky
Milco National Constructors, Inc.	Delaware
GrayWolf Integrated Construction Company (f/k/a Titan Contracting & Leasing Company, Inc.)	Delaware
Titan Fabricators, Inc.	Kentucky
DBM Global-North America Inc.	Delaware
Addison Structural Services, Inc.	Florida
Quincy Joist Company	Delaware
Aitken Manufacturing Inc.	Delaware
DBM Vircon Services (USA), Inc. (f/k/a BDS Steel Detailers (USA) Inc.)	Arizona
Innovative Structural Systems Inc.	Delaware
On-Time Steel Management Holding, Inc.	Delaware
Schuff Steel Management Company – Colorado LLC	Delaware
Schuff Steel Management Company – Southeast LLC	Delaware
Schuff Steel Management Company – Southwest, Inc.	Delaware
PDC Services (USA) Inc.	Delaware
Schuff Steel Company(1)	Delaware
Schuff Steel – Atlantic, LLC	Florida
Schuff Steel Company – Panama S. de R.L.	Panama
DBM Global Holdings Inc.	Delaware
DBM Vircon Services (UK) Ltd (f/k/a BDS Steel Detailers (UK) Ltd)	United Kingdom
DBM Vircon Services (India) Pvt Ltd (f/k/a BDS Vircon Private Limited)	India
DBM Vircon Services LTD(2)	British Columbia, Canada
DBMG International PTE LTD	Singapore
DBMG Singapore PTE LTD	Singapore

Subsidiary	Jurisdiction of Organization
DBM Vircon Services (Thailand) Co. LTD (f/k/a BDS Vircon Co. LTD)	Thailand
DBM Vircon (Australia) Pty Ltd	Australia
DBM Vircon Services (Australia) Pty Ltd (f/k/a BDS Global Detailing Pty Ltd)	Australia
BDS Steel Detailers (Australia) Pty Ltd	Australia
DBM Vircon Services (NZ) Ltd (f/k/a BDS Steel Detailers (NZ) Ltd)	New Zealand
PDC Operations (Australia) Pty Ltd	Australia
DBM Vircon Services (Philippines) Inc. (f/k/a PDC Asia Pacific Inc.)	Philippines
Schuff Premier Services LLC	Delaware

SUBSIDIARIES OF HC2 HOLDINGS 2, INC.

Subsidiary	Jurisdiction of Organization
American Natural Energy Corp (f/k/a ANG Holdings, Inc.)(3) (69.27%)	Delaware
American Natural Gas, LLC(4)	New York
ANG Region 1, LLC	Delaware
ANG Region 2, LLC	Delaware
ANG Region 3, LLC	Delaware
Continental Insurance Group Ltd.	Delaware
Continental LTC Inc.	Delaware
Continental General Insurance Company	Texas
Global Marine Holdings, LLC (72.75%)	Delaware
New Saxon 2019 Ltd	United Kingdom
Global Marine Holdings Limited	United Kingdom
HC2 Broadcasting Holdings Inc.(5) (98%)	Delaware
HC2 Broadcasting Intermediate Holdings Inc.	Delaware
HC2 Broadcasting Inc.	Delaware
DTV America Corporation (49.2%)	Delaware
HC2 Broadcasting License Inc.	Delaware
HC2 LPTV Holdings, Inc.	Delaware
HC2 Network Inc.(6)	Delaware
HC2 Station Group, Inc.	Delaware
NerVve Technologies, Inc. (72.35%)	Delaware
Pansend Life Sciences, LLC	Delaware
Genovel Orthopedics, Inc. (80%)	Delaware
R2 Technologies, Inc. (f/k/a R2 Dermatology Incorporated) (63.97%)	Delaware

SUBSIDIARIES OF HC2 INTERNATIONAL HOLDING, INC.

Subsidiary	Jurisdiction of Organization
HC2 International, Inc.	Delaware
Primus Telecommunications El Salvador SA de C.V.	El Salvador
ICS Group Holdings Inc.	Delaware
Arbinet-thexchange Ltd	United Kingdom
PTGi-ICS Holdings Limited	United Kingdom
PTGi International Carrier Services, Inc.	Delaware
PTGI-ICS OPS RO S.R.L.	Romania
PTGi International Carrier Services Ltd	United Kingdom
Go2Tel.com, Inc	Florida
Gu2Tel Spain, S.L.U.	Spain
The St. Thomas & San Juan Telephone Company, Inc.	U.S. Virgin Islands

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(1) Also does business under the name Schuff Steel Company Inc. (AL and NY)
(2) Also does business under the name Candraft VS
(3) Also does business under the name American Natural Gas Holdings, Inc. (CA)
(4) Also does business under the names American Natural Gas KY, LLC (KY), American Natural Gas of Ohio, LLC (OH)
(5) Also does business under the name QUU (DE and NY)
(6) Also does business under the names, HC2 Network Inc. - KAZD (TX), HC2 Network Inc. - KEMO (CA), , HC2 Network Inc. KJLA (CA), HC2 Network Inc. - KVDF(TX), HC2 Network Inc. - KYAZ (TX), HC2 Network Inc. - KYDF (TX), HC2 Network - WNYN (NY), HC2 Network - WQAW (DC), HC2 Network Inc. - WTNO (LA), HC2 Network Inc. - WUVM (GA), HC2 Network Inc. - WXAX (FL), HC2 Network Inc. - WPVN (IL), HC2 Network Inc. - KEJR (AZ) and HC2 Network Inc. - W16CC